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                                                                   Exhibit 10.43

                              AMENDED AND RESTATED
                            STOCK MATCHING AGREEMENT

         This Amended and Restated Stock Matching Agreement (this "Agreement") is made and entered into this 3rd day of December, 2003, by and between Baker Hughes Incorporated, a Delaware corporation (the "Company"), and James Roderick Clark (the "Employee"), regarding the award of Matched Shares (defined below) to the Employee pursuant to the Long Term Incentive Plan of Baker Hughes Incorporated (the "Plan"), and further subject to the terms and conditions set forth below.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee previously entered into that certain Stock Matching Agreement dated March 1, 2002, as amended on March 6, 2002 (the "Original Agreement");

         WHEREAS, the Company and the Employee desire to make certain changes to the Original Agreement in order to remove the administrative burden on the Company associated with the reservation and subsequent issuance of shares of the Company's common stock, $1.00 par value per share ("Common Stock"); and

         WHEREAS, the Company and the Employee desire to amend and restate the Original Agreement in its entirety and, unless otherwise set forth herein, all terms and provisions hereof are effective as of the date first written above;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Original Agreement and agree as follows:

                  1. AWARD OF MATCHED SHARES. The Company hereby issues, subject to all the terms and conditions in this Agreement, 25,000 shares of restricted Common Stock ("Restricted Stock"), which represents one share for each share of Common Stock up to, but not exceeding, 25,000 shares of Common Stock owned, and held of record, (x) by the Employee and (y) for the benefit of the Employee in an account by (i) a tax-qualified plan maintained by the Company, a Subsidiary or a former employer of the Employee, and/or (ii) an individual retirement account or annuity under Code Section 408 or 408A (with such shares under this clause (y) deemed to be owned by the Employee for purposes of this Agreement) at the close of business on September 2, 2002. Such shares of Restricted Stock shall be referred to herein as the "Matched Shares."

                  2. VESTING PERIOD. Each Matched Share issued by the Company pursuant to this Agreement shall either (x) if not earlier forfeited, fully vest in accordance with Section 3(a) upon the occurrence of an event described in Section 2(I) (a "Vesting Event") or
         (y) be forfeited in accordance with Section 3(b) upon the occurrence of an event described in Section 2(II) (a "Forfeiture Event").

                  (I) Vesting Events. For purposes of this Agreement, the following are Vesting Events:

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                           (a)      The Retirement of the Employee;

                           (b) The termination of the Employee's employment by the Company without Non-CIC Cause;

                           (c)      The occurrence of a Change in Control;

                           (d)      The termination of the Employee's
                                    employment:

                                    (i)      by the Company without CIC Cause
                                             prior to a Change in Control
                                             (whether or not a Change in Control
                                             ever occurs) if such termination
                                             was at the request or direction of
                                             a Person who has entered into an
                                             agreement with the Company, the
                                             consummation of which would
                                             constitute a Change in Control;

                                    (ii)     by the Employee for Good Reason
                                             prior to a Change in Control
                                             (whether or not a Change in Control
                                             ever occurs) if the circumstance or
                                             event which constitutes Good Reason
                                             occurs at the request or direction
                                             of the Person described in
                                             foregoing clause (i); or

                                    (iii)    by the Company without CIC Cause or
                                             by the Employee for Good Reason if
                                             such termination or the
                                             circumstance or event which
                                             constitutes Good Reason is
                                             otherwise in connection with, or in
                                             anticipation of, a Change in
                                             Control (whether or not a Change in
                                             Control ever occurs); or

                           (e) The Employee's death or permanent disability (as determined by the Committee in its sole discretion).

                  (II) Forfeiture Event: For purposes of this Agreement, a Forfeiture Event means the termination of employment of the Employee other than as set forth in Section 2(I) or due to Non-CIC Cause.

                  3. (a) VESTING OF MATCHED SHARES. If a Vesting Event occurs prior to a Forfeiture Event with respect to the Employee, subject to satisfaction of the certification requirement in Section 6, the Matched Shares shall fully vest in an amount equal to the number of shares of Common Stock owned by the Employee as of the date of the Vesting Event that have been continuously owned by the Employee since September 2, 2002 as determined pursuant to Sections 6 and 7. If necessary, a new certificate representing such shares shall be issued to and in the name of the Employee (or, in the case of death, in the name of the estate of the Employee) as soon as administratively practicable following the Vesting Event, and the original certificate shall be cancelled. The Employee may replace shares of Common Stock that the Employee owned on September 2, 2002 with other shares of Common Stock, so long as the Employee continuously owns 25,000 shares (which is the same number of shares for which the Company initially issued Matched

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         Shares) from September 2, 2002 until the date of the Vesting Event
         (excluding the Matched Shares in making such determination).

                  (b) FORFEITURE OF MATCHED SHARES. If a Forfeiture Event occurs prior to a Vesting Event with respect to the Employee, as of the date of the Forfeiture Event all of the Matched Shares shall automatically revert back to the Company for cancellation, and the Employee shall forfeit, for all purposes of this Agreement and without consideration, any and all rights and have no further claim against or with respect to any Matched Shares or against the Company for any Matched Shares.

                  4. STOCK CERTIFICATES. The Company will issue a stock certificate for the Matched Shares in the name of the Employee; provided that the Secretary of the Company will hold the stock certificate(s) representing such shares and any additional shares issued as a result of a stock dividend or stock split (as provided in Section 8) until the occurrence of a Vesting Event or Forfeiture Event.

                  5. SHAREHOLDER STATUS. The Employee will have (i) the right to receive all cash dividends on the Matched Shares, subject to forfeiture of such shares under Sections 2 and 3(b), and (ii) the right to vote such shares, subject to forfeiture of such shares under Sections 2 and 3(b). If the Matched Shares are forfeited pursuant to Sections 2 and 3(b), the Employee will at the same time forfeit the Employee's right to vote such shares and to receive future cash dividends and any other distributions made with respect to such shares. Any distributions made with respect to the Matched Shares (other than cash dividends) shall be deemed to be a portion of the Matched Shares and held by the Secretary of the Company subject to the terms and conditions of this Agreement.

                  6. CERTIFICATION OF SHARE OWNERSHIP BY THE EMPLOYEE. Within 30 days after September 2, 2004, the Employee shall certify to the Company the number of shares of Common Stock that the Employee owns as of such date. The Employee's ownership shall be verified, in addition to the certification, by the delivery of copies of any certificates, brokerage or other account statements representing the shares that the Employee owns reflecting that such shares are held of record by the Employee or by the plan or individual retirement account or annuity for the benefit of the Employee (or, if the Employee is required to file ownership reports with the Securities and Exchange Commission, by the filing of copies of such reports with such certificate). Thereafter, subject to verification (as provided herein), within 30 days after each subsequent September 2nd and within 15 days after a Vesting Event, the Employee (or the representative of the Employee' estate in the case of death) shall certify to the Company the number of shares of Common Stock owned by the Employee as of such September 2nd or Vesting Event date, and during the period commencing immediately after the September 2nd immediately preceding such date. The certificate and other evidence of stock ownership must be timely presented to the Secretary of the Company for verification. Final determination of sufficient evidence to verify ownership shall be made in the sole discretion of the Committee.

                  7. LIMITATION OF AWARD. The award of shares of Common Stock to the Employee pursuant to this Agreement is being made only with respect to the shares

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         owned on September 2, 2002. No future award of shares is being authorized pursuant hereto and may only be made by the Committee in its sole discretion at such time in the future. If the Employee should sell any of the shares of Common Stock held by him on September 2, 2002 in order that the number of shares owned by the Employee (excluding any Matched Shares) is reduced to a number below the amount held on such date, the number of Matched Shares to the Employee that shall vest shall be reduced on a share-for-share basis. No increase in shares subsequent to September 2, 2002 shall create a right to an increase in the number of Matched Shares.

                  8. ADJUSTMENTS. If the Company should declare a stock dividend or authorize a split of shares of the Common Stock of the Company, the Matched Shares shall reflect and to take into account such stock dividend or stock split, as the case may be. The additional shares to be issued as a result of such stock dividend or stock split shall be deemed to be a portion of the Matched Shares and subject to the terms and conditions of this Agreement.

                  9. RELATIONSHIP TO THE PLAN; DEFINITIONS. This award of Matched Shares is granted under the Plan and is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Capitalized terms that are not defined in this Agreement shall have the same meanings ascribed to them under the Plan. For purposes of this
         Agreement:

                           (a) "CIC Cause" means Cause as defined in the Plan.

                           (b) "Retirement" means the termination of employment after attaining age 55 with not less than 5 years of continuous employment since the Employment Date with the Company; provided, however, that such termination is not due to CIC Cause or Non-CIC Cause.

                           (c)      "Non-CIC Cause" means fraud, theft,
                  embezzlement committed against the Company or an Affiliate or a customer of the Company or an Affiliate, or conflict of interest, unethical conduct, dishonesty affecting the assets, properties or businesses of the Company or any of its Affiliates, willful misconduct, or continued material dereliction of duties.

                  10. WITHHOLDING. To the extent the issuance of the Matched Shares under this Agreement results in taxable income to the Employee, the Company is authorized to withhold from any remuneration payable to the Employee any tax required to be withheld by reason of such taxable income.

                  11. ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their Agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any prior representation or statements to the contrary. This Agreement hereby supercedes the Original Agreement. This Agreement may be modified only by written instrument signed by each of the parties hereto.

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                  12.      HEADINGS AND SECTIONS. The headings contained in this
         Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. All references to sections in this Agreement shall be to sections of this Agreement unless otherwise indicated.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            BAKER HUGHES INCORPORATED

                                            BY _________________________________
                                                 Michael E. Wiley
                                                 Chairman, President and Chief
                                                 Executive Officer

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             ACKNOWLEDGMENT, ACCEPTANCE AND CONSENT BY THE EMPLOYEE

         The undersigned Employee, James Roderick Clark, hereby agrees to, and accepts, the terms and provisions of the foregoing Amended and Restated Stock Matching Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above. The undersigned further hereby acknowledges that he has received a copy of the Long Term Incentive Plan of Baker Hughes Incorporated and that he has been advised by the Company to consult with and rely upon only his own tax, legal and financial advisors regarding the consequences and risks of this award.

_______________________________             ____________________________________
Date                                          James Roderick Clark
                                              10 Crownberry Court
                                              The Woodlands, TX 77381

                        CONSENT OF SPOUSE OF THE EMPLOYEE

         The undersigned spouse of the Employee has read and hereby approves the terms and conditions of the foregoing Amended and Restated Stock Matching Agreement and the Plan. In consideration of the Company's awarding the Employee the Matched Shares, as set forth in the Agreement, the undersigned hereby agrees and consents to be irrevocably bound by the terms and conditions of the Agreement and the Plan and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Agreement and the Plan.

                                         ____________________________________
                                         Spouse of the Employee